UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd.

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

In accordance with Instruction No. 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A (the “Amendment Filing”) updates the disclosures made in the Current Report on Form 8-K filed by Ardelyx, Inc. (the “Company”) on October 27, 2015 (the “Original Filing”) as set forth below. Except as expressly set forth herein, this Amendment Filing does not amend, modify or update the disclosures contained in the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

As reported in the Original Filing, on October 26, 2015, the Company appointed William Bertrand, Jr. as a member of its board of directors (the “Board”).

On December 10, 2015, the Board appointed Mr. Bertrand to the Compensation Committee and Nominating and Corporate Governance Committee of the Board (together, the “Committees”). The Board has determined that Mr. Bertrand is independent as defined in Listing Rule 5605 of The NASDAQ Stock Market LLC for purposes of serving on the Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015	ARDELYX, INC.

	By:	/s/ Mark Kaufmann
Mark Kaufmann
Chief Financial Officer